UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2007

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2007, Manpower Inc. (the “Company”) appointed Ulice Payne, Jr. to its Board of Directors.  Mr. Payne was also appointed to the Audit Committee of the Company’s Board of Directors.

As a non-employee director of the Company, Mr. Payne will participate in the same compensation arrangement as the other non-employee directors of the Company, which consists of a cash retainer equal to $60,000 per year, a fee of $2,000 per Board of Directors or Committee meeting attended in person, a fee of $1,000 per Board of Directors or Committee meeting attended telephonically and reimbursement for travel expenses incurred in connection with attending Board of Directors and Committee meetings.  In addition, Mr. Payne received a prorated annual grant of 265 shares of deferred stock upon his appointment to the Board of Directors.

The Company will also enter into an indemnification agreement with Mr. Payne.  The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated by reference herein.

The press release issued by the Company announcing the appointment of Mr. Payne is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated October 23, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2007	MANPOWER INC.

By: /s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 23, 2007.